    As filed with the Securities and Exchange Commission on March 24, 1997.
                                                    Registration No.____________
--------------------------------------------------------------------------------

                                 United States
                       Securities and Exchange Commission
                             Washington, D.C. 20005

                                    FORM S-8
            Registration Statement Under The Securities Act of 1933

                          PACIFIC CREST CAPITAL, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                 95-4437818
(State or other jurisdiction                   (I.R.S. Employer
incorporation or organization)                Identification No.)


      30343 Canwood Street, Agoura Hills, CA           91301
      (Address of principal executive offices)       (Zip Code)


      PACIFIC CREST CAPITAL, INC. 1996 NON-EMPLOYEE DIRECTORS' STOCK PLAN

                             (Full title of plan)

                                  Gary Wehrle
                             Chairman of the Board
                          Pacific Crest Capital, Inc.
                             30343 Canwood Street
                       Agoura Hills, California   91301
                    (Name and address of agent for service)

 Telephone number, including area code, of agent for service:  (818) 865-3300

                                WITH A COPY TO:
                                  Eileen Lyon
                           Manatt, Phelps & Phillips
                         11355 West Olympic Boulevard
                         Los Angeles, California 90064

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------
                                    Proposed         Proposed
    Title of          Amount        maximum          maximum            Amount
  securities to       to be      offering price     aggregate             of
  be registered     registered      per unit      offering price   registration fee
-----------------------------------------------------------------------------------
Common stock,
$.01 par value       50,000/1/       $13.125/2/      $656,250/2/            $226.29
-----------------------------------------------------------------------------------

/1/ This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares as may become available under the Pacific Crest Capital, Inc. 1996 Non-Employee Directors' Stock Plan as a result of the adjustment provisions thereof.

/2/ Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h).

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed by Pacific Crest Capital, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

        (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the latest prospectus filed by the Registrant as part of an effective registration statement filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act") or (c) under the Exchange Act, which contains, either directly or by incorporation by reference, audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

        (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (a) above.

        (c) The description of the class of securities which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    All other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

    Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



                                    EXHIBITS

3(i) Certificate of Incorporation of Pacific Crest Capital, Inc., as amended.(1)

3(ii)       Bylaws of Pacific Crest Capital, Inc.(1)

5.1         Opinion of Manatt, Phelps & Phillips.

23.1        Consent of Manatt, Phelps & Phillips (see Exhibit 5.1).

23.2    Consent of Ernst & Young, LLP.

99.1    Pacific Crest Capital, Inc. 1996 Non-Employee Directors' Stock Plan.

-----------------

(1) Incorporated herein by reference from Registrant's Amendment No. 2 to Form S-l Registration Statement No. 33-68718, Filed December 3, 1993.


                                  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement and

           (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs l(a) and l(b) do not apply if the
     --------  -------
Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to

Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Agoura Hills, State of California on March 21, 1997.

                              PACIFIC CREST CAPITAL, INC.

                              By   /s/ Gary Wehrle
                                -------------------------------
                                   Gary Wehrle,
                                   Chairman of the Board
                                   and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary Wehrle and Robert J. Dennen his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

  Signature                           Title                           Date
  ---------                           -----                           ----
/s/ Gary Wehrle
________________________      Chairman of the Board               March 21, 1997
Gary Wehrle                   and Chief Executive
                              Officer (Principal
                              Executive Officer),
                              Director
/s/ Robert J. Dennen
_________________________     Vice President and                  March 21, 1997
Robert J. Dennen              Chief Financial Officer
                              (Principal Financial
                              Officer, Principal
                              Accounting Officer)

/s/ Rudolph I. Estrada
_________________________     Director                            March 21, 1997
Rudolph I. Estrada

/s/ Martin J. Frank
_________________________     Director                            March 21, 1997
Martin J. Frank

/s/ Richard S. Orfalea
_________________________     Director                            March 21, 1997
Richard S. Orfalea

/s/ Stephen J. Orlando
_________________________     Director                            March 21, 1997
Stephen J. Orlando